SCHEDULE II
                    INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KANEB SERVICES

GABELLI FUNDS, INC.
          THE GABELLI VALUE FUND
                     10/12/95           10,000-            2.2500
                     10/03/95           40,000-            2.3750
                      9/18/95           17,000-            2.5000

          THE GABELLI SMALL CAP GROWTH FUND
                      8/29/95           20,000-            2.2313

          THE GABELLI EQUITY TRUST,INC.
                     10/16/95            2,500-            2.2500

          THE GABELLI ASSET FUND
                      9/21/95           30,000-            2.6250
                      9/18/95           10,000-            2.5000
                      9/14/95           10,000-            2.5000
                      9/11/95           10,000-            2.5000
                      9/07/95           20,000-            2.5000
                      9/01/95           20,000-            2.4063

GAMCO INVESTORS, INC.
                     10/10/95            8,000-            2.2500
                      9/25/95            5,209-            2.5000
                      9/22/95            1,000-            2.5000
                      9/18/95            2,000-            2.3750
                      9/11/95            3,000-            2.5000
                      9/05/95           90,000-            2.3750
                      8/31/95            1,500-            2.3750
                      8/30/95            5,000-            2.2500







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



                                                    PAGE 29 OF 29